EXHIBIT 11 (b)


                       Kramer, Levin, Naftalis, & Frankel
                                919 Third Avenue
                           New York, N.Y. 10022-3852
                                 (212) 715-9100




                                             March 13, 1998




Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10022

Re:  Cortland Trust, Inc.
     Registration No. 2-94935

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in Registration Statement No. 2-94935.


                                             Very truly yours,


                                            /s/Kramer, Levin, Naftalis & Frankel
                                               Kramer, Levin, Naftalis & Frankel